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Quebecor Printing Inc.
612 St-Jacques Street
Montreal, Quebec  H3C 4M8
Canada

Quebecor Printing Capital Corporation
c/o Delaware Trust Capital Management
900 Market Street
Wilmington, Delaware  19801
USA


January 28, 1999


Ladies and Gentlemen:

We hereby consent to (i) the inclusion in a Report of Form 6-K for the month of January 1999 of Quebecor Printing Inc. (the "Company") and (ii) the incorporation by reference into the combined Registration Statement of the Company and Quebecor Printing Capital Corporation on Form F-9 and F-3 (Registration Nos. 333-6266 and 333-6268) and the Company's Registration Statement of Form S-8 (Registration No. 333-1662), of our report dated
January 22, 1999 on the audited Financial Statements of the Company as at December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996.

Yours very truly,


/s/ KPMG LLP

Chartered Accountants


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